Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

FUKOKU SEIMEI BUILDING, 2-2 UCHISAIWAICHO 2-CHOME,

CHIYODA-KU, TOKYO 100-0011, JAPAN

TELEPHONE (813) 3597-8101        FACSIMILE (813) 3597-8120

February 28, 2006

Mitsubishi UFJ Financial Group, Inc.

7-1, Marunouchi 2-chome

Chiyoda-ku, Tokyo 100-8330

Japan

MUFG Capital Finance 1 Limited

MUFG Capital Finance 2 Limited

MUFG Capital Finance 3 Limited

c/o M&C Corporate Services Limited

P.O. Box 309GT

Ugland House, South Church Street

George Town, Grand Cayman

Cayman Islands

Mitsubishi UFJ Financial Group, Inc.

Registration Statement on Form F-3

Ladies and Gentlemen:

In connection with the filing by Mitsubishi UFJ Financial Group, Inc., a Japanese joint stock company (the “Company”), and MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited, each incorporated as an exempted company with limited liability under the laws of the Cayman Islands (collectively, the “Subsidiaries”), of the above-captioned Registration Statement on Form F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated under the Act, we have been requested to furnish our opinion as to the legality of certain of the securities being registered.

The Registration Statement relates to the registration under the Act of (i) the Company’s senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) preferred securities of the Subsidiaries (collectively, the “Preferred Securities”), and (iii) the Company’s subordinated guarantees in respect of the Preferred Securities (the “Subordinated Guarantees”). The Debt Securities, the Preferred Securities and the Subordinated Guarantees are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

The Senior Debt Securities are to be issued under an indenture (the “Senior Debt Indenture”) to be entered into by the Company, as issuer, and JPMorgan Chase Bank, N.A., as trustee or such other trustee as may be appointed. The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”) to be entered into by the Company, as issuer, and JPMorgan Chase Bank, N.A., as trustee or such other trustee as may be appointed.

Mitsubishi UFJ Financial Group, Inc.

MUFG Capital Finance 1 Limited

MUFG Capital Finance 2 Limited

MUFG Capital Finance 3 Limited

The Subordinated Guarantees in respect of each series of Preferred Securities are to be issued pursuant to subordinated guarantee agreements (the “Subordinated Guarantee Agreements”), each to be entered into among the Company, as issuer, the respective Subsidiary issuing the relevant Preferred Securities, and JPMorgan Chase Bank, N.A., as paying agent, registrar and calculation agent for the dollar-denominated Preferred Securities or JPMorgan Chase Bank, N.A., London Branch, as paying agent, registrar and calculation agent for the euro-denominated and yen-denominated Preferred Securities.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the forms of the Indentures, including the forms of the Debt Securities, filed as exhibits to the Registration Statement, pursuant to which the Debt Securities are to be issued; and

3.	the form of Subordinated Guarantee Agreement, filed as an exhibit to the Registration Statement.

In addition, we have examined such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents, the legal capacity of all individuals who have executed any of the documents reviewed by us and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We also have assumed without independent investigation that (i) the Company has been duly organized and is validly existing under the laws of Japan, (ii) the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Indentures, Debt Securities and Subordinated Guarantee Agreements, (iii) the execution, delivery and performance by the Company of the Indentures, Debt Securities and Subordinated Guarantee Agreements will not conflict with or violate the articles of incorporation of the Company, the laws of Japan or the terms of any agreement or instrument to which the Company is subject, (iv) the Indentures and Subordinated Guarantee Agreements when executed will have been duly and validly authorized by the Company, (v) the Debt Securities when issued will have been duly and validly authorized by the Company for issuance, (vi) the Indentures, Debt Securities and Subordinated Guarantee Agreements, when executed and delivered by the Company, will be substantially in the respective forms filed as exhibits to the Registration Statement and (vii) the Indentures, Debt Securities and Subordinated Guarantee Agreements when executed and delivered by the Company will constitute valid and legally binding obligations of the Company under the laws of Japan. We have also assumed that each Indenture, when executed and delivered, will have been duly authorized, executed by, and represent the legal, valid and binding obligations of, the applicable trustee; that the Debt Securities, when issued, will have been duly authenticated by the applicable trustee in the manner described in the applicable Indenture; and that each Subordinated Guarantee Agreement, when executed and delivered, will have been duly authorized, executed by, and represent the legal, valid and binding obligations of, the applicable registrar and paying agent.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion (i) that the Debt Securities, when issued, authenticated and delivered by the Company in accordance with the terms of the applicable Indenture and as contemplated by the Registration Statement and upon payment therefor, will constitute valid and legally binding obligations of the Company

Mitsubishi UFJ Financial Group, Inc.

MUFG Capital Finance 1 Limited

MUFG Capital Finance 2 Limited

MUFG Capital Finance 3 Limited

enforceable against the Company in accordance with their terms, and (ii) that, when the Subordinated Guarantee Agreements relating to any series of the Preferred Securities have been duly authorized, executed and delivered by the Company and duly authorized, executed and accepted by the relevant Subsidiaries, such Subordinated Guarantees will constitute a valid and binding obligation of the Company in accordance with their terms, except that the enforceability of the Debt Securities or the Subordinated Guarantees may be (a) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) subject to the requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect to the claims) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect, and is strictly limited to the matters stated herein and factual conditions as of the date of this letter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under it.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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